                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Weatherford International, Inc.:

     We have audited the accompanying combined balance sheet of Weatherford Compression as of December 31, 1997 and the related combined statements of operations, equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Weatherford Compression as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP

Houston, Texas
November 17, 2000

                            WEATHERFORD COMPRESSION

                             COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

                                                               DECEMBER 31,
                                                                   1997
                                                               ------------
                                  ASSETS

CURRENT ASSETS:
  Cash......................................................     $     --
  Accounts Receivable, Net of Allowance for Uncollectible
     Accounts of $88........................................       28,970
  Inventories...............................................       57,983
  Other Current Assets......................................        1,933
                                                                 --------
                                                                   88,886
                                                                 --------
PROPERTY, PLANT AND EQUIPMENT, AT COST:
  Land......................................................        2,182
  Buildings and Leasehold Improvements......................       11,498
  Rental and Service Equipment..............................      192,140
  Machinery and Other Equipment.............................       12,221
                                                                 --------
                                                                  218,041
          Less: Accumulated Depreciation....................       46,898
                                                                 --------
                                                                  171,143
                                                                 --------
GOODWILL, NET...............................................      179,845
OTHER ASSETS................................................        1,153
                                                                 --------
                                                                 $441,027
                                                                 ========
                      LIABILITIES AND COMBINED EQUITY

CURRENT LIABILITIES:
  Current Portion of Long-Term Debt.........................     $  1,433
  Accounts Payable..........................................       13,696
  Accrued Liabilities.......................................        6,685
                                                                 --------
                                                                   21,814
                                                                 --------
LONG-TERM DEBT..............................................        2,216
DEFERRED INCOME TAXES.......................................       23,393
LONG-TERM PAYABLE DUE TO PARENT.............................      208,594

COMMITMENTS AND CONTINGENCIES

COMBINED EQUITY, Includes Accumulated Other Comprehensive
  Loss of $1,869............................................      185,010
                                                                 --------
                                                                 $441,027
                                                                 ========

    The accompanying notes are an integral part of these combined financial statements.

                            WEATHERFORD COMPRESSION

                        COMBINED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   1997
                                                               ------------
REVENUES:
  Products..................................................     $ 78,225
  Services and Rentals......................................      100,671
                                                                 --------
                                                                  178,896
                                                                 --------
COSTS AND EXPENSES:
  Cost of Products..........................................       72,808
  Cost of Services and Rentals..............................       67,079
  Selling, General and Administrative.......................       26,351
  Asset Impairment..........................................          470
                                                                 --------
                                                                  166,708
                                                                 --------
OPERATING INCOME............................................       12,188
                                                                 --------
OTHER INCOME (EXPENSE):
  Interest Expense from Parent Company......................       (9,183)
  Interest Expense..........................................         (754)
  Interest Income...........................................          624
  Other Income, Net.........................................          228
                                                                 --------
INCOME BEFORE INCOME TAXES..................................        3,103
INCOME TAX PROVISION........................................        2,351
                                                                 --------
NET INCOME..................................................     $    752
                                                                 ========

    The accompanying notes are an integral part of these combined financial statements.

                            WEATHERFORD COMPRESSION

                          COMBINED STATEMENT OF EQUITY
                                 (IN THOUSANDS)

Balance at December 31, 1996................................    $184,710
Comprehensive Income (Loss):
  Net Income................................................         752
  Cumulative Translation Adjustment.........................        (452)
                                                                --------
  Total Comprehensive Income................................         300
                                                                --------
Balance at December 31, 1997................................    $185,010
                                                                ========

    The accompanying notes are an integral part of these combined financial statements.

                            WEATHERFORD COMPRESSION

                        COMBINED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   1997
                                                               ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income................................................     $    752
  Adjustments to Reconcile Net Income to Net Cash Provided
     by Operating Activities:
     Depreciation and Amortization..........................       21,666
     Gain on Sale of Property, Plant and Equipment..........         (631)
     Asset Impairment.......................................          470
     Deferred Income Tax Provision..........................        3,449
     Provision for Uncollectible Accounts Receivable........          142
     Change in Assets and Liabilities:
       Accounts Receivable..................................       (4,681)
       Inventories..........................................      (16,606)
       Other Current Assets.................................        1,098
       Accounts Payable.....................................        1,997
       Other Current Liabilities............................       (2,949)
       Other Assets.........................................          671
                                                                 --------
          Net Cash Provided by Operating Activities.........        5,378
                                                                 --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital Expenditures for Property, Plant and Equipment....      (35,611)
  Proceeds from Sales of Property, Plant and Equipment......        4,828
                                                                 --------
          Net Cash Used by Investing Activities.............      (30,783)
                                                                 --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings on Debt........................................          120
  Repayments on Debt........................................       (3,463)
  Borrowings from Parent Company, Net.......................       28,748
                                                                 --------
          Net Cash Provided by Financing Activities.........       25,405
                                                                 --------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....................           --
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..............           --
                                                                 --------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................     $     --
                                                                 ========
INTEREST PAID...............................................     $     22
INCOME TAX REFUNDS, NET OF TAXES PAID.......................     $   (106)

    The accompanying notes are an integral part of these combined financial statements.

                            WEATHERFORD COMPRESSION

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

     The accompanying financial statements of Weatherford Compression (the "Company") include the accounts of Enterra Compression Company, as well as accounts related to compression product lines of Weatherford Canada Ltd. and Weatherford Enterra S.A. These three companies are wholly owned subsidiaries of Weatherford International, Inc. (the "Parent Company").

     The Company is engaged in the business of renting, fabricating, selling, and servicing natural gas compressor packages used in the oil and gas industry. The Company is headquartered in Corpus Christi, Texas, and maintains approximately 15 service and sales offices in the surrounding four-state area. U.S. manufacturing is completed primarily in Texas. The Company also has fabrication, service, and rental operations in Calgary, Canada, and rental operations in Buenos Aires, Argentina. Compression equipment is utilized in the production and transportation of natural gas. Factors influencing compressor rental operations include the number and age of producing gas wells, the ownership of these properties and natural gas prices.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Combination

     The financial statements are presented on a combined basis because their business activities are performed as one entity. All significant intercompany accounts and transactions have been eliminated in combination.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

  Inventories

     Inventories are valued at the lower of cost or market. Cost is determined using the moving average method for parts inventories or by using standards which approximates moving average.

     Inventories at December 31, 1997 are summarized as follows (in thousands):

  Raw materials...........................................   $37,493
  Work in process.........................................    12,696
  Finished goods..........................................     7,794
                                                             -------
                                                             $57,983
                                                             =======

     Work in process includes the costs of materials, labor and overhead.

  Property, Plant and Equipment

     Property, plant and equipment is carried at cost. Maintenance and repairs are expensed as incurred. The costs of refurbishment (i.e. renewals, replacements and betterments) are capitalized. Depreciation on

                            WEATHERFORD COMPRESSION
fixed assets is computed using the straight-line method over the estimated useful lives for the respective categories. The useful lives of the major classes of property, plant and equipment are as follows:

                                                          USEFUL LIVES
                                                          ------------
Buildings and leasehold improvements...................   10-40 years
Rental and service equipment...........................    5-15 years
Machinery and other equipment..........................     3-7 years

     When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the related accounts and any resulting gain or loss is included in the combined statement of operations. The depreciation expense for the year ended December 31, 1997 was $16.7 million.

  Goodwill

     The Company's goodwill represents the excess of the aggregate price paid by the Company in acquisitions accounted for as purchases over the fair market value of the net assets acquired. Goodwill is being amortized on a straight-line basis over 40 years. The Company periodically evaluates goodwill and other intangible assets, net of accumulated amortization, for impairment based on the undiscounted cash flows associated with the asset compared to the carrying amount of that asset. Management believes that there have been no events or circumstances which warrant revision to the remaining useful life or which affect the recoverability of goodwill. Amortization expense for the year ended December 31, 1997 was $4.5 million. Accumulated amortization as of December 31, 1997 was $15.0 million.

  Equipment Held for Lease

     The Company leases certain equipment to customers under agreements that contain an option to purchase the equipment at any time. The option amount is computed based on the original purchase price, less payments received, plus interest and insurance covering the period from the inception of the lease to the date the option is exercised. The lease payments are generally computed to payout the original purchase price plus interest over approximately 36 months. Leases with noncancelable lease terms greater than 18 months are considered sales-type leases because by the end of the original lease term, the option price is expected to be lower than the equipment's fair market value.

  Equipment Under Operating Leases

     The Company also leases equipment under agreements with noncancelable lease terms of less than 18 months and those which do not include a purchase option. These types of leases are accounted for as operating leases and included in property, plant and equipment. This equipment has a net book value of $152.5 million at December 31, 1997. Rental fleet depreciation expense totaled $14.2 million in 1997.

     In 1997, the Company identified certain idle compression rental units and, in accordance with Statement of Financial Accounting Standards No. 121 Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, wrote the units down to their estimated fair market value and recognized an expense of $0.5 million. Fair market value was determined based on the Company's recent sales history.

  Accounting for Income Taxes

     Under Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), Accounting for Income Taxes, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

                            WEATHERFORD COMPRESSION

     The Parent Company filed consolidated federal tax returns for the years through December 31, 1997 and separate and consolidated state returns depending on the state in question for the company and each of its subsidiaries. The accompanying financial statements have been prepared in accordance with the separate return methods of SFAS No. 109, whereby the allocation of tax expense is based on what the Company's current and deferred tax expense would have been had the Company filed a federal income tax return outside its consolidated group.

  Foreign Currency Translation

     Results of operations for foreign subsidiaries with functional currencies other than the U.S. dollar are translated using average exchange rates during the period. Assets and liabilities of these foreign subsidiaries are translated using the exchange rates in effect at the balance sheet date and the resulting translation adjustments are included as a separate component of combined equity. Currency transaction gains and losses are reflected in income for the period.

  Concentration of Credit Risk

     The Company sells, leases, and rents gas compressors to customers in the oil and gas industry. The Company generally does not require collateral. However, cash prepayments and security deposits are required for accounts with indicated credit risks. The Company also bills for progress payments from time to time on large dollar, long-term construction projects. The Company maintains reserves for potential losses, and credit losses have historically been within management's expectations.

  Revenue Recognition

     Revenues are recognized as rental equipment is provided, as services are performed, or as parts or equipment deliveries are made. Most rental contracts have an initial contract term of six to twelve months and then continue on a month-to-month basis. The Company provides a limited warranty on certain equipment and services. The warranty period varies depending on the equipment sold or service performed. A liability for performance under warranty obligations is accrued based upon the nature of the warranty and historical experience.

     The Company provides management services under various gas compressor system fleet rental agency agreements with four limited partnerships and two Subchapter S corporations. An employee of the Company owns an interest in one of the limited partnerships and also serves as an officer in two of the Subchapter S Corporations. During the year ended December 31, 1997, management fee income of $0.7 million was recognized under the agency agreements.

  New Reporting Requirements

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130 ("SFAS No. 130"), Reporting Comprehensive Income. SFAS No. 130 establishes standards for the reporting of comprehensive income and its components in a full set of general-purpose financial statements and is effective for years beginning after December 15, 1997. Comprehensive income as defined by SFAS No. 130 is net income plus direct adjustments to stockholder's equity. The cumulative translation adjustment of certain foreign entities is the only such direct adjustment applicable to the Company.

                            WEATHERFORD COMPRESSION

3. ACCRUED LIABILITIES

     Accrued liabilities as of December 31, 1997 are summarized as follows (in thousands):

Income taxes...............................................  $(2,052)
Other taxes................................................    1,524
Customer deposits..........................................    2,114
Accrued freight............................................      174
Wages and benefits.........................................    3,042
Accrued warranty...........................................    1,208
Other accrued liabilities..................................      675
                                                             -------
                                                             $ 6,685
                                                             =======

4. DEBT

     The components of debt as of December 31, 1997 are summarized as follows (in thousands):

Bonds.......................................................  $2,485
Promissory notes with Caterpillar Financial Services
  Corporation, interest ranging from 8.5% to 9.25%..........     986
Savings and Retirement Plan promissory notes, interest
  ranging from 4.65% through 7.55%..........................     178
                                                              ------
                                                               3,649
Less: amounts due in one year...............................  (1,433)
                                                              ------
Long-term debt..............................................  $2,216
                                                              ======

     The Industrial Development Corporation of Port of Corpus Christi Variable/Fixed Rate Demand Industrial Development Revenue Refunding Bonds, Series 2002 (Lantana Corporation Project) (the "Bonds") require annual payment of principal and interest with the final payment due on July, 2002. The Bonds are secured by a letter of credit. Interest is variable and determined to be the lowest rate which will permit the Bonds to be sold at par. The rate was 3.5% at December 31, 1997. Accordingly, the estimated fair value of the Bonds approximates book value.

     Maturities of the Company's long-term debt at December 31, 1997 are as follows (in thousands):

1998........................................................  $1,433
1999........................................................     531
2000........................................................     500
2001........................................................     575
2002........................................................     610
                                                              ------
                                                              $3,649
                                                              ======

5. COMBINED EQUITY

     Combined equity caption on the accompanying financial statements represents the Parent Company's interest in the Company. Changes represent net income
(loss) of the Company, net contributions from/to the Parent Company and accumulated other comprehensive income (loss).

                            WEATHERFORD COMPRESSION

6. INCOME TAXES

     The domestic and foreign components of Income before Income Taxes consisted of the following for the year ended December 31, 1997 (in thousands):

Domestic....................................................  $  943
Foreign.....................................................   2,160
                                                              ------
                                                              $3,103
                                                              ======

     The Company's provision for income taxes for the year ended December 31, 1997, consisted of (in thousands):

Current
  U.S. Federal and State...................................  $(1,448)
  Foreign..................................................      350
                                                             -------
                                                              (1,098)
                                                             -------
Deferred
  U.S. Federal and State...................................    3,010
  Foreign..................................................      439
                                                             -------
                                                               3,449
                                                             -------
                                                             $ 2,351
                                                             =======

     The actual income tax provision for the year ended December 31, 1997, differed from the income tax provision calculated using the statutory federal income rate of 35%, as follows (in thousands):

Tax provision at statutory rate.............................  $1,086
Increase (reduction) in taxes resulting from:
  Nondeductible goodwill....................................   1,189
  Other.....................................................      76
                                                              ------
                                                              $2,351
                                                              ======

     Deferred tax assets and liabilities are recognized for the estimated future tax effects of temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements. The measurement of deferred tax assets and liabilities is based on enacted tax laws and rates currently in effect in each of the jurisdictions in which the Company has operations.

                            WEATHERFORD COMPRESSION

     Generally, deferred tax assets and liabilities are classified as current or noncurrent according to the classification of the related asset or liability for financial reporting. The components of the net deferred tax (asset) liability were as follows as of December 31, 1997 (in thousands):

Net Current Deferred Tax Asset:
  Inventories..............................................  $   (31)
  Other....................................................     (334)
                                                             -------
                                                             $  (365)
                                                             =======
Net Noncurrent Deferred Tax Liability:
  Property, plant and equipment............................  $18,877
  Goodwill.................................................    1,306
  Other....................................................    3,004
                                                             -------
                                                             $23,187
                                                             =======

7. COMMITMENTS AND CONTINGENCIES

  Sales-Type Lease Receivables

     The Company provides a capital lease financing option to its customers. Future minimum lease payments receivable resulting from the sale of compression packages under sales-type leases are due as follows (in thousands):

1998........................................................  $  894
1999........................................................     558
2000........................................................     165
                                                              ------
                                                              $1,617
                                                              ======

  Operating Leases Payable

     The Company leases certain buildings and service equipment under noncancelable operating leases. Aggregate minimum rental commitments under noncancelable operating leases with lease terms in excess of one year as of December 31, 1997 are as follows (in thousands):

1998........................................................  $251
1999........................................................   176
2000........................................................    70
2001........................................................    36
                                                              ----
                                                              $533
                                                              ====

     Rental expenses for operating leases were $1.4 million for the year ended December 31, 1997.

  Savings and Retirement Plan

     Weatherford Enterra Compression Company, L.P. Savings and Retirement Plan is a defined contribution benefit plan. Effective October 16, 1995 the plan was frozen and no additional contributions were made. When the plan was frozen participants had the option to cash out their accounts and receive payment over five years. The liability due to participants is recorded as debt in the accompanying balance sheet (See Note 4).

                            WEATHERFORD COMPRESSION

  Claims and Litigation

     The Company is defending various claims and litigation arising in the normal course of business. In the opinion of management, uninsured losses, if any, resulting from these matters will not have a material adverse effect on the Company's results of operations, financial position or liquidity.

8. RELATED PARTY TRANSACTIONS

  Overhead Allocation

     The Parent Company provides certain administrative services for the Company, primarily including 1) state, federal and property tax preparation and management 2) legal services 3) administration of employee benefit plans and risk management programs and 4) marketing services. The Parent Company determines the overhead allocation by multiplying the consolidated direct and indirect costs of providing these services to its subsidiaries by each subsidiary's percentage of consolidated revenues. For the year ended December 31, 1997, the Company expensed approximately $3.6 million related to these overhead charges.

  Insurance

     The Company participates with the Parent Company for the partial self-insurance of its general, product, property, and workers' compensation liabilities. During the year ended December 31, 1997 the Company expensed approximately $1.6 million related to such self-insurance.

  Benefit Plans

     The Company participates in the Parent Company's 401(k) and partial self-insured health and welfare plan. The Company expensed $0.5 million and $2.9 million related to the 401(k) and health and welfare plans, respectively, in 1997.

  Due to Parent Company

     The Parent Company provides funding of certain activities of the Company. Payment of the resulting liability occurs only when surplus cash is available. The balance accrues interest at a variable rate based on prime, approximately 6.5% at December 31, 1997.

9. SEGMENT INFORMATION

  Foreign Operation

     Financial information by geographic segment for the year ended December 31, 1997 is summarized below. Revenues are attributable to countries based on the location of the entity selling the products or performing the services. Long-lived assets are long-term assets excluding deferred tax assets of $0.2 million.

                                                         UNITED
                                                         STATES    CANADA     TOTAL
                                                        --------   -------   --------
Revenues from Unaffiliated Customers..................  $137,017   $41,879   $178,896
Long-lived Assets.....................................   336,199    15,735    351,934

                            WEATHERFORD COMPRESSION

10. QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following sets forth unaudited quarterly financial data for 1997.

                                     1ST        2ND        3RD        4TH
                                   QUARTER    QUARTER    QUARTER    QUARTER    TOTAL
                                   -------    -------    -------    -------   --------
Revenues.........................  $44,836    $37,992    $46,571    $49,497   $178,896
Gross Profit.....................    9,617      9,116      9,816     10,460     39,009
Net Income (Loss)................      317        275        516       (356)       752

11. SUBSEQUENT EVENTS (UNAUDITED)

  Sale and Lease Back of Equipment

     The Company entered into a sale and leaseback arrangement in December 1998 where it was provided with the right to sell up to $200.0 million of compression units through December 1999 and lease them back over a five year period under an operating lease. Payments under the lease are calculated based on a rate of return on the purchase price and an agreed valuation of the leased compressors. Under the terms of the lease, the Company may repurchase the equipment for fair market value at any time. The Parent Company has provided for a residual value guarantee at the end of the term of the lease equal to approximately 85.5% of the appraised value of the compression units under lease.

     As of December 31, 1998, the Company had sold compressors under this arrangement, having an appraised value of $119.6 million, and received cash of $100.0 million and a receivable of $19.6 million, which is due on demand. The net book value of the equipment sold was approximately $77.4 million, resulting in a pre-tax gain of $42.2 million, which may be deferred until the end of the lease.

     This arrangement calls for quarterly rental payments. The following table provides future minimum lease payments (in thousands) under the aforementioned lease exclusive of any guarantee payments:

1999......................................................   $ 7,491
2000......................................................     7,491
2001......................................................     7,491
2002......................................................     7,491
2003......................................................     6,867
                                                             -------
                                                             $36,831
                                                             =======

  Partnership Formation

     In February 1999, the Parent Company completed a joint venture with GE Capital Corporation ("GE Capital") in which the Company's compression services operations were combined with GE Capital's Global Compression's Services operations. The joint venture is known as Weatherford Global Compression. The Parent Company owns 64% of the joint venture and GE Capital owns 36%. The Company has the right to acquire GE Capital's interest at anytime at a price equal to the greater of a market determined third party valuation or book value. GE Capital also has the right to require the Company to purchase its interest anytime after February 2001 at a market determined third party valuation as well as request a public offering of its interest after that date, if the Parent Company has not purchased its interest by that date.

  Universal Compression

     On October 24, 2000, the Parent Company announced the proposed acquisition of 13.75 million shares of common stock (a 48% interest) of Universal Compression Holdings, Inc. ("Universal") in exchange for the contribution of substantially all of the assets of the Company into a subsidiary of

                            WEATHERFORD COMPRESSION

Universal. The Parent Company will retain approximately $40 million of the assets of the Company, including Singapore-based GSI and the Company's Asia Pacific compressor rental operations, other than those in Thailand and Australia. The Parent Company will, however, continue to operate compressor rentals in those regions either alone or in conjunction with Universal. The Parent Company will value the transaction based on the stock price of Universal as of the closing date of the transaction. Closing of the transaction is conditioned upon the average closing price of Universal's common stock during the 20 consecutive trading days prior to the transaction being not less than $25 per share.

     In connection with this investment the Parent Company has entered into an agreement to purchase GE Capital's 36% interest in the joint venture in which its Compression Division is operated for $206.5 million, subject to the concurrent closing of our investment in Universal. The transactions are subject to various conditions, including governmental approvals, approval of Universal's stockholders, and the refinancing of its joint venture's and Universal's debt and compressor sale leaseback arrangements. Although there can be no assurance the merger and purchase will close, the Parent Company anticipates that the transactions will be consummated by the end of the year, or early in the first quarter of 2001.